UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Second Amended and Restated Loan and Security Agreement
On June 2, 2015, we executed an amendment to our existing revolving credit facility with The PrivateBank and Trust Company and Bank of the West to: (1) permit Westmoreland and the other U.S. borrowers thereunder to borrow up to an additional $25,000,000 between June 15th and August 15th of each year (for a total of $55,000,000 in the U.S. borrowers' availability during that period), and (2) revise the revolver’s fixed charge coverage ratio requirement (“FCCR”) to provide that the FCCR is permitted to be 0.90 to 1.00 for each of our U.S. and Canadian operations, so long as the combined FCCR for both operations is 1.15 to 1.00.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Second Amendment described in Item 1.01 above is incorporated into this Item by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: June 8, 2015	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary